                                                                   EXHIBIT 10.29


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

  This EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective as of July 6, 1998 (the "EFFECTIVE DATE") by and between SecureIT, Inc., a Georgia corporation (the "COMPANY"), and Jagtar S. Chaudhry ("EMPLOYEE").

                                 R E C I T A L S

  A. This Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization (the "PLAN") dated as of July 6, 1998 among the Company, VeriSign, Inc., a Delaware corporation ("VERISIGN"), VeriSign Merger Corp., a wholly owned subsidiary of VeriSign ("NEWCO") and the shareholders of the Company. Pursuant to the Plan, Newco will be merged with and into the Company in a statutory merger (the "MERGER"), with the Company to be the surviving corporation of the Merger, thus becoming a wholly-owned subsidiary of VeriSign. The date on which the Merger becomes effective shall be the Effective Date of this Agreement.

  B. Employee is a stockholder and key employee of the Company and has been actively involved in the development, management, marketing, sale and performance of the Company's services and products, and will receive valuable consideration in connection with the conversion of Employee's shares of Common Stock of the Company into shares of Common Stock of VeriSign in the Merger. To preserve and protect the intangible assets of the Company, including the Company's goodwill, customers and trade secrets of which Employee has and will have knowledge, and as a material consideration and inducement and condition precedent to the Company to enter into and perform its obligations under the Plan, Employee has agreed to enter into this Agreement. Employee's talents and abilities are critical to the Company's ability to continue to successfully carry on the business of the Company and VeriSign following the Merger.

  NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, the Company and Employee hereby agree as follows:

  1.  EMPLOYMENT; SCHEDULED TERM.  Subject to the terms and conditions of this
      --------------------------
Agreement, the Company agrees to employ Employee, and Employee accepts employment and agrees to be employed by the Company, during the time period commencing on the Effective Date and ending on the first anniversary of the Effective Date (such one-year period being hereinafter referred to as the "SCHEDULED TERM"), unless Employee's employment is earlier terminated in accordance with this Agreement; provided however, that a Voluntary Termination (as defined in Section 7.2) shall be a material breach of this Agreement by Employee. If Employee's employment has not been terminated prior to expiration of the Scheduled Term, then Employee's employment may continue after the Scheduled Term, but after the Scheduled Term Employee's employment will cease to be governed by the terms and conditions of this Agreement and shall be terminable by either the Company or Employee at will at any time, with or without cause, for any reason or no reason. The obligations of Employee set forth in the Employee Invention/Confidentiality Agreement referred to in Section 6 and the obligations of

Section 4 shall survive the Scheduled Term and shall survive the termination of Employee's employment, regardless of the cause of such termination. Employee hereby represents and warrants to the Company that Employee is free to enter into and fully perform this Agreement and the agreements referred to herein without breach or violation of any agreement or contract to which Employee is a party or by which Employee is bound.

  2.  DUTIES.  Employee shall serve as the Company's Vice President and General
      ------
Manager of Security Services, with day to day responsibility for the running of the Security Services business and such other duties and responsibilities as may from time to time be assigned to Employee by the Chief Executive Officer of the Company, commensurate with Employee's title and position described in this sentence. The duties and services to be performed by Employee under this Agreement are collectively referred to herein as the "SERVICES". Employee shall report directly to the Chief Executive Officer of the Company. Employee agrees that to the best of his ability and experience he shall at all times conscientiously perform all of the duties and obligations assigned to him under the terms of this Agreement. Employee's offices shall initially be located at SecureIT's offices at 5550 Triangle Parkway, Suite 100, Norcross, Georgia; provided that Employee's duties will include reasonable travel, including but
--------
not limited to travel to offices of the Company, its affiliates and current and prospective customers as is reasonably necessary and appropriate to the performance of Employee's duties hereunder.

  3.  FULL-TIME EMPLOYMENT.  Employee's employment shall be on a full business-
      --------------------
time basis. Accordingly, Employee shall not engage in any outside work, business or consulting activity for or on behalf of himself or any other person or organization except with the prior written approval of the Company and Employee shall otherwise do nothing inconsistent with the performance of Employee's duties hereunder; provided however, that Employee may provide
                             -------- -------
incidental assistance to charitable or community organizations and manage Employee's personal investments so long as such activities do not conflict with, impair or interfere with Employee's performance of his obligations to the Company under this Agreement.

  4.  NON-COMPETITION AND OTHER COVENANTS.
      -----------------------------------

      4.1  Non-Competition Agreement. Employee hereby covenants and agrees that
           -------------------------
during the longer of two (2) years following the date of this Agreement or one
(1) year following the date on which Employee's employment with the Company or any of its affiliates (which shall include VeriSign) is terminated (the "RESTRICTED PERIOD"), Employee shall not, either directly or indirectly, engage in any Competing Business (as defined below) (i) in any state of the United States, or (ii) in any country in which Company or any of its affiliates (which shall include VeriSign) has conducted business (including, without limitation, any county, state, territory, possession or country in which any customer of Company or any of its affiliates is located or in which Company or any of its affiliates has solicited business). As used herein, the term "COMPETING BUSINESS" means any business that is directly or indirectly competitive with or is substantially similar to any of the businesses conducted by the Company or any of its affiliates at any time on or before the Effective Date or presently proposed to be conducted by Company or any of its affiliates, including, but not limited to, the business of providing professional services, training and products for the deployment of enterprise and Internet information security solutions, including but not limited to implementation, integration, testing and verification services, training and support of enterprise security solutions including firewalls, encryption, authentication and Virtual Private Networks, and the business of designing, developing, marketing, licensing, or distributing, and providing services in connection with, digital certification and authentication products.

          4.2  Non-Solicitation of Customers.  In addition to, and not in
               -----------------------------
limitation of, the non-competition covenants of Employee set forth above in this
Section 4, Employee agrees with the Company that, during the Restricted Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly (other than for the Company and any of its affiliates), solicit business from, or attempt to sell, license or provide the same or similar products or services as are then provided, or are in the future provided, by the Company or any affiliate of the Company to any customer, supplier or other business partner of the Company or any affiliate of the Company (including without limitation VeriSign) on which the Employee calls or of which Employee becomes aware while Employee is providing services to the Company or any affiliate of the Company (including without limitation VeriSign).

          4.3  Non-Solicitation of Employees or Consultants.  In addition to,
               --------------------------------------------
and not in limitation of, the non-competition covenants of Employee set forth above in this Section 4, Employee agrees with the Company that, during the Restricted Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee, consultant or contractor of the Company or any affiliate of the Company to terminate his or her employment or his, her or its services with the Company or any affiliate of the Company or to take employment with another party.

          4.4  "Engaging in Business".  Each of the following activities shall,
                ---------------------
without limitation, be deemed to constitute engaging in business within the meaning of this Section 4: to engage in, carry on, work with, be employed by, consult for, invest in, solicit customers for, have an interest in, advise, lend money to, guarantee the debts or obligations of, contribute, sell or license intellectual property to, or permit one's name or any part thereof to be used in connection with, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, Employee, partner, joint venturer, member, director, officer, employee, consultant, or in any other manner whatsoever. However, nothing contained in this Agreement shall prohibit Employee from (i) being employed by or serving as a consultant to the Company (or any other affiliate of the Company), (ii) acquiring or holding at any one time less than one percent (1%) of the outstanding securities of any publicly traded company, (iii) holding stock of the Company, or (iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar investment entity of which Employee is not an employee, officer or general partner and has no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity.

  5.  COMPENSATION AND BENEFITS.
      -------------------------

      5.1  SALARY.  During the term of this Agreement, the Company shall pay
           ------
Employee a salary at the rate of not less than One Hundred Twenty-Five Thousand Dollars ($125,000.00) per annum. Employee's salary shall be subject to review and adjustment by the Board of Directors of the Company (or the Compensation Committee of the Company's Board of

Directors), or Company management to whom such authority is delegated, all in accordance with the Company's customary practices concerning salary review for employees of the Company at the level of Employee. Factors taken into account in considering whether or not to increase Employee's salary include, among other factors, Employee's performance, the Company's performance and the outlook for the Company's future performance. Employee's salary shall be payable in accordance with the Company's customary payroll practices at the Company's customary payroll periods. All sums payable to Employee hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required to be withheld by the Company by applicable laws.

      5.2  BONUS.  In addition to Employee's salary described in Section 5.1
           -----
above, Employee shall be eligible to participate in the Company's 1998 Management Incentive Plan, pursuant to which Employee may, subject to the achievement of certain objectives during each fiscal year during the term of this Agreement, earn a potential bonus as determined for Vice President level employees up to 30% of base salary as specified in Section 5.1 above (the "BONUS") payable in accordance with the 1998 Management Incentive Plan.

      5.3  ADDITIONAL BENEFITS.  Employee shall be eligible to participate in
           -------------------
the Company's employee benefit plans of general application and available to employees at comparable levels of employment, including without limitation, any pension or retirement savings plans and those plans covering life, health and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. In addition, Employee shall be entitled to vacation and sick leave benefits in accordance with the Company's policies of general application.

      5.4  REIMBURSEMENT OF EXPENSES.  The Company shall reimburse Employee for
           -------------------------
all reasonable and necessary expenses actually incurred by Employee in connection with Employee's performance of the Services hereunder, provided that
                                                                  --------
such expenses are: (a) incurred in accordance with the policies of the Company, as determined from time to time by the Board of Directors of the Company; and
(b) properly documented and verified by Employee.

      5.5  STOCK OPTIONS.  Subject to approval of the Board of Directors of
           -------------
Company, Employee shall be granted under the Company's stock option plan an incentive stock option to purchase 100,000 shares of Common Stock at the fair market value as determined by the Company's Board on the date of grant. Such options shall have similar terms regarding exercisability and term as are applicable to stock options granted to similarly situated employees of Company and its affiliates.

  6.  PROPRIETARY RIGHTS.  Employee will enter into an Employee Invention
      ------------------
Assignment and Confidentiality Agreement with the Company in the form attached hereto as Exhibit A (the "EMPLOYEE INVENTION/CONFIDENTIALITY AGREEMENT").
          ---------

  7.  TERM AND TERMINATION.
      --------------------

      7.1  TERM OF AGREEMENT.  The term of this Agreement shall commence on the
           -----------------
Effective Date, and shall continue in effect until the earlier to occur of: (i) the termination of this Agreement in accordance with this Section 7; or (ii) the first (1st) anniversary of the Effective Date.

       7.2  EVENTS OF TERMINATION.  Employee's employment with the Company
            ---------------------
shall terminate upon any one of the following:

       (a) the Company's terminating Employee for "cause" as defined under
       Section 7.3 below; or

       (b) the effective date of a written notice sent to Employee stating that the Company is terminating his employment, without cause, which notice can be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason; or

       (c) the effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company other than as a result of the occurrence of a Constructive Termination event; or

       (d) thirty days following the effective date of a written notice sent to the Company from Employee stating that an event constituting a "Constructive Termination" has occurred, provided that such Constructive Termination event has occurred and has not been cured by the Company within such period.

       7.3  "CAUSE" DEFINED.  For purposes of this Agreement, "cause" for
            ---------------
Employee's termination will exist at any time after the happening of one or more of the following events:

       (a) a failure or a refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company;

       (b) a failure or a refusal in any material respect to perform his duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment (whether due to ill health, disability or otherwise) that is not cured within ten (10) days of written notice from the Chief Executive Officer, provided, however, that if such failure to perform arises out of the disability of Employee, termination of Employee for cause hereunder may not be effected for a period of sixty days from the commencement of such failure to perform;

       (c) unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character, business or standing of the Company;

       (d) a deliberate attempt to do an injury to the Company;

       (e) Employee's material breach of a term of this Agreement or the Employee Invention Assignment and Confidentiality Agreement, including, without limitation, Employee's theft of the Company's proprietary information;

       (f) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment;

         (g) Employee's willful disregard or disobedience of any of the stated policies of the Company that is not susceptible to cure or that is not cured within ten (10) days after the Chief Executive Officer (or Board of Directors) of the Company gives Employee written notice of such disregard or disobedience of the policy; or

         (h)  Employee's death.


         7.4  "CONSTRUCTIVE TERMINATION" DEFINED.  For purposes of this
              ----------------------------------
Agreement, a "Constructive Termination" event means one or more of the following events:

         (a) Company reduces the salary of Employee provided for in Section 5.1. hereof;

         (b) Company materially reduces the Employee's title or scope of responsibility as set forth herein; or

         (c) Company requires Employee to relocate to a permanent Company location more than 30 miles from the Company's current headquarters at 5550 Triangle Parkway, Suite 100, Norcross, Georgia; or

         (d) a material breach by the Company of its obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice specifying such breach.

     8.  EFFECT OF TERMINATION; SURVIVAL OF TERMS.  In the event of any
         ----------------------------------------
termination of this Agreement, the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 5 through the date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans. All other compensation from and after such Termination (including without limitation any Bonus payment) shall cease (except for those benefits that must be continued pursuant to applicable law or by the terms of such benefit plans), and Employee shall not be entitled to any severance pay or other payment or compensation whatsoever; provided, however, that in the event of a termination of this Agreement under Section 7.2(b) or 7.2(d) prior to the expiration of the Scheduled Term, Employee will be entitled to receive, at the times regularly scheduled therefor, an amount equal to Employee's salary as set forth in Section
5.1 above during any remaining portion of the Scheduled Term. Employee's obligations under Section 4 above and the Employee Invention/Confidentiality Agreement shall survive any termination of Employee's employment by the Company.

     9.  MISCELLANEOUS.
         -------------

_______
JC       9.1  ARBITRATION. Employee and the Company will submit to mandatory
              -----------
binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, including without limitation any employment discrimination dispute and the arbitrability of this Agreement; provided,
                                                                --------
however, that each party will retain its right to, and
-------
shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief (such as injunctive relief) from a court having jurisdiction over the parties; and provided further, that the Company may, but
                                   -------- -------
need not, arbitrate any claim that Employee has violated the Employee Invention/Confidentiality Agreement or the provisions of Section 4 hereof. Any such arbitration shall be conducted in Atlanta, Georgia before a single arbitrator in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company will bear the costs of the arbitration; provided that the arbitrators will have the authority to award costs and expenses to the prevailing party.

  9.2  GOVERNING LAW; SEVERABILITY.  This Agreement shall be governed by and
       ---------------------------
construed in accordance with the internal laws of the State of Georgia, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

  9.3  REMEDIES.  The Company and Employee acknowledge that the services to be
       --------
provided by Employee are of a special, unique, unusual, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any material breach or violation by Employee of any of the provisions of this Agreement, a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies the Company may have, at law or equity, including without limitation the recovery of money damages.

  9.4  AMENDMENT; WAIVER.  This Agreement may be amended, modified, superseded,
       -----------------
canceled, renewed or extended only by an agreement in writing executed by the Company and Employee. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

  9.5  ASSIGNMENT.  This Agreement and all rights hereunder are personal to
       ----------
Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor of the Company, or in connection with any sale, transfer or other disposition of all or substantially all the business and assets of the Company or any of its subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise; provided,
                                                                   --------
that any
----
such assignee assumes the Company's obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

  9.6  ENTIRE AGREEMENT. This Agreement (and the exhibit hereto) constitutes the
       ----------------
entire and only agreement and understanding between the parties relating to employment of Employee with the Company and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect to Employee's employment; except that the Employee Invention/
                                  ------ ----
Confidentiality Agreement shall remain as an independent contract and shall remain in full force and effect according to its terms.

  9.7  NOTICES.  All notices and other communications required or permitted
       -------
under this Agreement will be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective (a) upon receipt if hand delivered, (b) five (5) days after mailing if sent by mail, and (c) one (l) day after dispatch if sent by telecopier (with electronic acknowledgment of successful transmission) or by express courier, to the following addresses, or such other addresses as any party may notify the other parties of in accordance with this Section: (a) if to the Company:
                                                       -----------------
SecureIT, Inc. 5550 Triangle Parkway, Suite 100, Norcross, Georgia 30092,
Attention: Chief Executive Officer, telecopier (770) 248-1006;  with a copy to:
                                                                --------------
VeriSign, Inc., 1390 Shorebird Way, Mountain View, California 94043, Attention:
Chief Executive Officer, telecopier (650) 961-7300; with a copy to: Fenwick &
                                                    --------------
West LLP, Two Palo Alto Square, Palo Alto, CA 94306, Attention: Robert B. Dellenbach, Esq., telecopier: (650) 494-1417; and (b) if to Employee, at the
                                                      --------------
address set forth below;  with a copy to:  Miller & Martin LLP, 100 Galleria
                          --------------
Parkway, NW, Atlanta, Georgia 30339, Attention: Ugo F. Ippolito, Esq., telecopier: (770) 850-6500; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

  9.9  HEADINGS.  The headings contained in this Agreement are for reference
       --------
purposes only and shall in no way affect the meaning or interpretation of this Agreement.

  9.10 COUNTERPARTS.  This Agreement may be executed in counterparts, each of
       ------------
which shall be deemed an original but all of which, taken together, constitute one and the same agreement.

  IN WITNESS WHEREOF, the undersigned parties have executed this Employment Agreement as of the date first above written.

SECUREIT, INC.                              EMPLOYEE

By:
    ------------------------------          --------------------------------

Name/Title:
            ----------------------          --------------------------------


ATTACHMENT                                  ADDRESS:
----------                                           -----------------------

Exhibit A:  Employee Invention              --------------------------------
Confidentiality Agreement

                                                            EXHIBIT "A"
                                                            -----------


                       EMPLOYEE INVENTION ASSIGNMENT AND
                       ---------------------------------

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

     In consideration of, and as a condition of my employment with SecureIT, Inc., A Georgia corporation (the "COMPANY"), I hereby represent to, and agree with the Company as set forth in this Agreement. For purposes hereof, the term "Company" includes the Company and its affiliates (including without limitation VeriSign, Inc.).

     1.  PURPOSE OF AGREEMENT.  I understand that the Company is engaged in a
         --------------------
continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined below), its rights in Inventions and in all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

     2.  DISCLOSURE OF INVENTIONS.  I will promptly disclose in confidence to
         ------------------------
the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

     3.  WORK FOR HIRE; ASSIGNMENT OF INVENTIONS.  I acknowledge and agree that
         ---------------------------------------
any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

     4.  ASSIGNMENT OF OTHER RIGHTS.  In addition to the foregoing assignment of
         --------------------------
Inventions to the Company, I hereby irrevocably transfer and assign to the
Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

     5.  ASSISTANCE.  I agree to assist the Company in every proper way to
         ----------
obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

     6.  PROPRIETARY INFORMATION.  I understand that my employment by the
         -----------------------
Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

     7.  CONFIDENTIALITY.  At all times, both during my employment and after its
         ---------------
termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company, provided, however, that with respect to any Proprietary Information that is not a trade secret within the meaning of the Georgia Trade Secrets Act of 1990, the obligations set forth in this Section 7 shall expire following four years from the date of receipt of such information. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

     8.  NO BREACH OF PRIOR AGREEMENT.  I represent that my performance of all
         ----------------------------
the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer that are not generally available to the public or have not been legally transferred to the Company.

     9.  INJUNCTIVE RELIEF.  I understand that in the event of a breach or
         -----------------
threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

   10.  GOVERNING LAW; SEVERABILITY.  This Agreement will be governed and
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interpreted in accordance with the internal laws of the State of Georgia, without regard to or application of choice of law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

   This Agreement shall be effective as of the first day of my employment by the Company, namely: July 6, 1998.

SECUREIT, INC.:                                   EMPLOYEE:

By: /s/ JAY CHAUDHRY                              /s/ JAY CHAUDHRY
    ---------------------------------             -----------------------------
                                                  Signature

Name:  Jay S. Chaudhry                            Jay S. Chaudhry
      -------------------------------             -----------------------------
                                                  Name (Please print)

Title:  Vice President
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